Sub-Item 77O
                                                         Rule 10f-3 Transactions




                           DREYFUS A BONDS PLUS, INC.

On May 12, 2006, Dreyfus A Bonds Plus, Inc. purchased $398,384 of Lincoln National Corporation-Rated Baa2/A-/A- CUSIP/Sedol# 534187AS8 (the "Bonds"). The Bonds were purchased from Bank of America, Citigroup, Goldman Sachs, JP Morgan, Lehman Brothers, Merrill Lynch, Morgan Stanley, UBS, Wachovia Securities, members of the underwriting syndicate offering the Bonds, from their account. Mellon Financial Markets, LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. No other member received any economic benefit. The following is a list of the syndicate's primary members:

            ABN Amro, BNP Paribas Group, BNY Capital Markets, Comerica Securities, Fifth Third Securities, Greenwich Capital Markets, HSBC Securities, Keybanc Capital Markets, Natcity Investments, Piper Jaffray & Co., PNC Capital Markets, and Raymond James & Associates.


Accompanying this statement are materials presented to the Board of Trustees of the Dreyfus A Bonds Plus, Inc., which ratified the purchase as in compliance with the Fund's Rule 10f-3 Procedures, at the Fund's Board meeting held on September 26, 2006.



                                                                             DAB

                               PROPOSED RESOLUTION


            RESOLVED, that the transaction engaged in by the Fund, pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended, hereby is determined to have been effected in compliance with the Procedures adopted by the Board with respect to such transaction.

                                                                    Sub-Item 77O
                                                         Rule 10f-3 Transactions




                           DREYFUS A BONDS PLUS, INC.

On May 31, 2006, Dreyfus A Bonds Plus, Inc. purchased $850,000 of Credit Suisse, USA, Inc.-Rated Aa3/A+/AA- - CUSIP/Sedol# 225434BG3(the "Bonds"). The Bonds were purchased from Credit Suisse, member of the underwriting syndicate offering the Bonds, from their account. Mellon Financial Markets, LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. No other member received any economic benefit. The following is a list of the syndicate's primary members:

            BB&T Capital Markets, BNP Paribas, Comerica Securities, Danske Bank, HSBC Securities, Key Capital Markets, National Australia Bank, Regions Bank, SEB Debt Capital Markets, Trilon Securities, Wells Fargo, and Williams Capital Group.


Accompanying this statement are materials presented to the Board of Trustees of the Dreyfus A Bonds Plus, Inc., which ratified the purchase as in compliance with the Fund's Rule 10f-3 Procedures, at the Fund's Board meeting held on September 26, 2006.



                                                                             DAB

                               PROPOSED RESOLUTION


            RESOLVED, that the transaction engaged in by the Fund, pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended, hereby is determined to have been effected in compliance with the Procedures adopted by the Board with respect to such transaction.